Exhibit 10.43

ADVANCE SCHEDULE
No. 05

PRICEENERGY.COM, INC.

Date: April 11, 2008

This Advance Schedule (the "Schedule"), is issued pursuant to and is subject to all terms and conditions of the Credit Card Receivables Advance Agreement, dated as of November 7, 2007 (as amended from time to time in accordance with its terms, the "Master Agreement") between CREDIT CASH, LLC (the "Lender") and PRICEENERGY.COM, INC. (the "Merchant"). Capitalized terms used and not defined in this Schedule have the meanings given to them in the Master Agreement.

The Merchant has requested that the Lender make an Advance to the Merchant, and the Lender is willing to make such Advance, in each case subject to the following terms and conditions:

1.	The AdvanceAmount is: $400,000.00.

2.
The Collection Amount of this Advance Schedule No. 05 is $428,000.00. The outstanding balance of Advance Schedule No. 04 as of April 11, 2008 is in the amount of $216,601.92. The proceeds of the Advance Amount are to be used to (a) payoff in full the outstanding balance of Advance Schedule No. 4 and (b) remit the remaining balance of the Advance Amount to Merchant.

3.	The Collection Date for this Advance Schedule No. 5 is November 11, 2008 [insert date that is 7 months from the funding date]

4.	The Collection Account Bank and Collection Account are as follows:

Bank name:	North Fork Bank
1407 Broadway
New York, NY 10018
Routing/ABA Number:	021407912
Account Name to credit:	PriceEnergy.com, Inc.
Account Number to credit:	2744061595

5.
The Merchant agrees to repay the Collection Amount (plus all Costs and Expenses) by remitting (or causing to be remitted) to the Lender, on or before the Collection Date, the Collection Amount, by authorizing Lender to retain the Payment Percentage from the Collection Account as provided in the Master Agreement. If the Collection Amount is remitted to the Lender before the Collection Collection Date, the Merchant shall not be entitled to any refund or other compensation. If the Collection Amount is not omitted to the Lender by the Collection Date, Merchant may be 'subject to extension fees as set forth in the Master Agreement.

6.
The Merchant hereby reaffirms and further grants to the Lender a security interest in the Collection Account and Collateral (including, without limitation, all Credit Card Receivables and/or proceeds thereof at any time deposited therein) to secure the Merchant's obligation to pay the Collection Amount (plus all Costs and Expenses) and to secure all other existing and future obligations of the Merchant to the Lender.

7.
The Merchant understands and agrees that all Advances by Lender to Merchant under the Master Agreement, this Advance Schedule, and under any other Related Agreements constitute one loan, and all indebtedness and obligations of Merchant to Lender under the Master Agreement, this Advance Schedule and the Related Agreements, present and future, constitute one general obligation secured by the Collateral Merchant further understands that they shalt be jointly and severally liable for payment of all of the obligations owing to Lender under all Advance Schedules, the Master Agreement and the Related Agreements and under any other agreement between Lender and any Merchant.

8.
The Merchant reaffirm all terms, conditions and agreements set forth in the Master Agreement and any Related Agreements and further represents and warrants to the Lender that all representations and warranties made by the Merchant in the Master Agreement and any Related Agreements entered into on or before the date hereof are true and correct on the date hereof as if made on the date hereof.

This Schedule may be executed in counterparts. Each counterpart shall be deemed an original but all of which together shall constitute one and the same instrument. An executed facsimile of this Schedule shall be deemed to be a valid and binding agreement between the parties hereto.

Agreed to:

CREDIT CASH, LLC	PRICEENERGY.COM. INC.

By: /s/ Dean Landis	By: /s/ Christopher Westad
Name: Dean Landis	Name: Christopher Westad
Title: President	Title: President

STATE OF NJ                         )
                                                  )ss.:
COUNTY OF MORRIS          )

On this  11th  day of April 2008 before me personally appeared Christopher Westad, personally known to rue or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she is the President of PRICEENERGY.COM,. INC., the corporation herein described and that he/she executed the same in his/her capacity as an officer of said corporation, and that he/she signed the instrument by order of the board of directors of said corporation.

/s/ Colleen Harrington
NOTARY PUBLIC

Colleen Harrington Notary Public of New Jersey Commission Expires: 4/11/13